SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934



Date of Report	 (Date of earliest event reported)
October _7_, 2002


	Cosmo Communications Corporation
(Exact name of Registrant as Specified in its Charter)


Delaware			0-119698	59-2268005
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	  	File Number)	Identification No.)


106 Ferrier Street, Markham, Ontario, Canada L3R 2Z5
	(Address of Principal Executive Offices)
	(Zip Code)


Registrant's telephone number, including area code
(905) 940-0560


						N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 4.  Changes in Registrant's Certifying Accountants.

(a)	On October 7, 2002, Cosmo Communications Corporation
(the "Company") selected the firm of SF Partnership, LLP ("SF") as the Company's new independent auditor. The Company simultaneously dismissed Schwartz Levitsky Feldman LLP ("SLF") as its independent auditor. These actions were approved by the Board of Directors of the Company.

SLF's report on the Company's financial statements for the fiscal year ended December 31, 2001 and for the three months period ended March 31, 2002, did not contain an adverse opinion, a disclaimer of opinion or any qualifications or modifications related to uncertainty, limitation of audit scope or application of accounting principles, except that SLF's report on the Company's financial statements for the fiscal year ended December 31, 2001 and for the three months period ended
March 31, 2002 contains a modification as to the uncertainty of the Company's ability to continue as a going concern.

During the fiscal year ended December 31, 2001 and the three months period ended March 31, 2002 and through the date of termination of the engagement, there were no disagreements with SLF on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure with respect to the Company's financial statements that, if not resolved to SLF's satisfaction, would have caused SLF to make reference to the subject matter of the disagreement in connection with SLF's report.

During the fiscal year ended December 31, 2001 and for the three months period ended March 31, 2002, and through the date of termination of the engagement, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission
(the "Commission").

The Company has requested that SLF furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. Such letter will be filed as an exhibit to this report.

The Company has not consulted with SF regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements during the two most recent fiscal years through the present.


Item 7.  Exhibits

16  Letter Regarding Change in Certifying Accountant.



Signature
Pursuant to the requirements of the Securities Exchange Act
of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COSMO COMMUNCIATIONS CORPORATION
Date: 	October 7__, 2002	By:  /s/ Peter Horak__
					 Peter Horak
					 Chief Executive Officer



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